Exhibit 99(a)

Windstream reports second-quarter results
Affirms full-year financial guidance

Release date: Aug. 7, 2014

LITTLE ROCK, Ark. - Windstream (Nasdaq: WIN) today reported second-quarter results, highlighted by continued growth in business data and integrated services and improvements in the consumer channel.

“Total revenue was up slightly from the first quarter, reflecting better results in our consumer business and the diminishing impact from intercarrier compensation reform,” said Jeff Gardner, president and CEO. “Enterprise and small-business revenues also slightly increased sequentially and year-over-year, and we continued to achieve solid enterprise sales.

“Overall results were solid and largely in-line with our expectations. Importantly, the progress made during the first half of 2014 has positioned us well to reach our goals for the year. In addition, our plans to spin off certain assets will allow Windstream to accelerate network investments, provide enhanced services to customers and maximize shareholder value,” Gardner said.

Windstream announced on July 29 plans to spin off certain telecommunications network assets into an independent, publicly traded real estate investment trust. Windstream will control and maintain the assets for the exclusive use of Windstream and continue to have sole responsibility for meeting its existing regulatory obligations. The tax-free spinoff will enable Windstream to realize significant financial flexibility by lowering debt by approximately $3.2 billion and increasing free cash flow to accelerate broadband investments, transition faster to an IP network and pursue additional growth opportunities to better serve customers. The transaction is expected to close in the first quarter of 2015, pending customary regulatory approval.

Pro Forma Financial Results

Total revenues and sales were $1.5 billion in the second quarter, a decline of 2 percent from the same period a year ago. On a sequential basis, total revenues increased slightly driven by improvements in the consumer channel along with growth in business product sales.

Enterprise and small-business service revenue was $749 million, a slight increase sequentially and year-over-year. Data and integrated services grew 3 percent in the second quarter from the same period a year ago to $418 million due to sales of IP-based solutions and next generation data. Data center and managed services revenues, which total approximately $31 million, increased 20 percent from the same period a year ago.

Enterprise customer locations grew 3 percent from the same period a year ago, and average revenue per business customer increased 9 percent year-over-year.

“We are successfully executing on our key priorities this year to accelerate growth opportunities and strengthen our position as a leading provider of enterprise communications services. We have expanded our business marketing programs to strengthen sales and are seeing continued solid sales momentum and positive trends supporting our efforts to move up-market,” Gardner said.

Carrier revenue was $155 million, down 6 percent from the same period a year ago, pressured by wireless carriers decommissioning legacy circuits and other transport related network grooming.

Consumer broadband service revenues in the second quarter were $121 million, up 0.4 percent from the same period in 2013. Overall consumer service revenues in the second quarter were $317 million, an increase of 1.2 percent sequentially and a decrease of 2.8 percent from the same period a year ago.

“We are making solid progress in the consumer channel with an increased focus on marketing and sales, as well as network enhancements and expansion and new pricing initiatives,” Gardner said.

Wholesale revenues in the second quarter were $141 million, a decrease of 6 percent from the same period a year ago primarily due to a decline in switched access revenue from lower intrastate access rates and fewer minutes of use.

In the second quarter, adjusted OIBDA was $543 million and adjusted capital expenditures were $206 million.

For the first six months of 2014, Windstream generated adjusted free cash flow of $440 million, an increase of 6 percent year-over-year due to declining fiber-to-the-tower investments and lower cash interest. The company returned more than $300 million to shareholders in the form of dividends during this period.

Windstream also affirmed its previously provided financial guidance for 2014. Guidance includes total revenue for the year within a range of a 2.5 percent decline to a 1 percent increase as compared to 2013 revenue; adjusted capital expenditures ranging from $800 million to $850 million, and adjusted free cash flow of $775 million to $885 million, resulting in a dividend payout ratio ranging from 68 percent to 78 percent for the year.

GAAP Financial Results

In the second quarter under Generally Accepted Accounting Principles (GAAP), Windstream reported total revenues and sales of $1.47 billion and net income of $14 million, or 2 cents per share. That compares to total revenues and sales of $1.50 billion and net income of $40 million, or 6 cents per share, during the same period in 2013.

GAAP results include approximately 2 cents in after-tax merger and integration, restructuring and other expense. Excluding these items, adjusted earnings per share would have been 4 cents for the second quarter.

Conference Call

Windstream will hold a conference call at 7:30 a.m. CDT today to review the company's second-quarter earnings results.

To access the call:

Interested parties can access the call by dialing 1-877-374-3977, conference ID 72218817, ten minutes prior to the start time.

To access the call replay:

A replay of the call will be available beginning at 10:30 a.m. CDT today and ending at midnight on Aug. 14. The replay can be accessed by dialing 1-855-859-2056, conference ID 72218817.

Webcast information:

The conference call also will be streamed live over the company's website at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the website beginning at 10:30 a.m. CDT today.

About Windstream

Windstream (Nasdaq: WIN), a FORTUNE 500 and S&P 500 company, is a leading provider of advanced network communications, including cloud computing and managed services, to businesses nationwide. The company also offers broadband, phone and digital TV services to consumers primarily in rural areas. For more information, visit www.windstream.com.

Pro forma results adjust results of operations under GAAP to exclude all merger and integration costs related to strategic transactions. A reconciliation of pro forma results to the comparable GAAP measures is available on the company’s Web site at www.windstream.com/investors.

OIBDA is operating income before depreciation and amortization and merger and integration costs. Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense and stock-based compensation. Adjusted capital expenditures exclude the impact of integration-related capital expenditures. Adjusted free cash flow is adjusted OIBDA, excluding merger and integration expense, minus cash interest, cash taxes and adjusted capital expenditures.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, Windstream’s 2014 guidance for revenue, adjusted OBIDA, adjusted capital expenditures, adjusted free cash flow, dividend payout ratio and cash tax payments; and statements regarding the expected benefits and completion of the spinoff transaction. These statements, along with other forward-looking statements, including statements regarding

Windstream’s business outlook and expectations for improved revenue trends and sales growth and anticipated benefits of systems consolidation, are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;

•	the extent, timing and overall effects of competition in the communications business;

•	the impact of new, emerging or competing technologies;

•
for certain operations where Windstream leases facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which Windstream’s services depend;

•
the uncertainty regarding the implementation of the Federal Communications Commission's ("FCC") rules on intercarrier compensation adopted in 2011, and the potential for the adoption of further rules by the FCC or Congress on intercarrier compensation and/or universal service reform proposals that result in a significant loss of revenue to Windstream;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, intercarrier compensation or other matters that could reduce revenues or increase expenses;

•
risks related to the anticipated timing of the proposed separation, the expected tax treatment of the proposed transaction, and the ability of each of Windstream (post-spin) and the new Real Estate Investment Trust to conduct and expand their respective businesses following the proposed spinoff;

•	Windstream’s ability to receive, or delays in obtaining, the regulatory approvals required to complete the spinoff;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets or a significant change in the discount rate;

•	unfavorable results of litigation or intellectual property infringement claims asserted against Windstream;

•
the company’s ability to continue to pay dividends, which may be affected by changes in the company’s cash requirements, capital spending plan, cash tax payment obligations, or financial position, and which is subject to the company’s capital allocation policy and may be changed at any time by the discretion of Windstream’s board of directors;

•
unanticipated increases or other changes in the company’s future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;

•
the risks associated with non-compliance by Windstream with regulations or statutes applicable to government programs under which Windstream receives material amounts of end user revenue and government subsidies, or non-compliance by Windstream, its partners, or its subcontractors with any terms of its government contracts;

•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	continued loss of consumer voice lines and consumer high-speed Internet customers;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	the effects of work stoppages by Windstream employees or employees of other communications companies on whom Windstream relies for service; and

•	those additional factors under "Risk Factors" in Windstream’s Form 10-K for the year ended December 31, 2013, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in other filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

Media Contact:
David Avery, 501-748-5876
david.avery@windstream.com

Investor Contact:
Mary Michaels, 501-748-7578
mary.michaels@windstream.com

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)	THREE MONTHS ENDED				SIX MONTHS ENDED
			Increase				Increase
	June 30,	June 30,	(Decrease)		June 30,	June 30,	(Decrease)
	2014	2013	Amount	%	2014	2013	Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$1,417.7	$1,445.4	$(27.7)	(2)	$2,837.4	$2,896.7	$(59.3)	(2)
Product sales	48.3	56.3	(8.0)	(14)	93.5	101.5	(8.0)	(8)
Total revenues and sales	1,466.0	1,501.7	(35.7)	(2)	2,930.9	2,998.2	(67.3)	(2)
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	652.3	646.6	5.7	1	1,296.9	1,287.8	9.1	1
Cost of products sold	40.0	49.4	(9.4)	(19)	81.1	92.0	(10.9)	(12)
Selling, general and administrative	250.6	237.0	13.6	6	502.8	474.5	28.3	6
Depreciation and amortization	344.0	332.2	11.8	4	682.9	661.5	21.4	3
Merger and integration costs	8.1	6.9	1.2	17	16.0	12.0	4.0	33
Restructuring charges	3.8	2.6	1.2	46	16.2	7.5	8.7	*
Total costs and expenses	1,298.8	1,274.7	24.1	2	2,595.9	2,535.3	60.6	2
Operating income	167.2	227.0	(59.8)	(26)	335.0	462.9	(127.9)	(28)
Other (expense) income, net	(0.7)	(1.7)	1.0	(59)	0.2	0.6	(0.4)	(67)
Loss on early extinguishment of debt	—	—	—	—	—	(13.8)	13.8	(100)
Interest expense	(142.5)	(162.0)	19.5	(12)	(284.4)	(330.9)	46.5	(14)
Income from continuing operations before income taxes	24.0	63.3	(39.3)	(62)	50.8	118.8	(68.0)	(57)
Income taxes	10.0	24.0	(14.0)	(58)	20.8	27.5	(6.7)	(24)
Income from continuing operations	14.0	39.3	(25.3)	(64)	30.0	91.3	(61.3)	(67)
Discontinued operations, net of tax	—	0.4	(0.4)	(100)	—	0.7	(0.7)	(100)
Net income	$14.0	$39.7	$(25.7)	(65)	$30.0	$92.0	$(62.0)	(67)

Weighted average common shares	597.6	588.6	9.0	2	595.9	587.7	8.2	1
Common shares outstanding	602.7	592.8	9.9	2

Basic and diluted earnings per share:
Net income	$.02	$.06	($.04)	(67)	$.05	$.15	($.10)	(67)

PRO FORMA RESULTS OF OPERATIONS (A):
OIBDA (B)	$519.3	$566.1	$(46.8)	(8)	$1,033.9	$1,136.4	$(102.5)	(9)
Adjusted OIBDA (C)	$543.4	$581.4	$(38.0)	(7)	$1,083.8	$1,167.7	$(83.9)	(7)
Adjusted capital expenditures (D)	$205.8	$220.5	$(14.7)	(7)	$358.8	$454.4	$(95.6)	(21)

* Not meaningful
(A)
Pro forma results adjusts results of operations under GAAP to exclude all merger and integration costs related to strategic transactions. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Operating Income and Capital Expenditures Under GAAP to Pro Forma Adjusted OIBDA and Pro Forma Adjusted Capital Expenditures.

(B)	OIBDA is operating income before depreciation and amortization and merger and integration costs.
(C)
Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense and share-based compensation. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Operating Income and Capital Expenditures Under GAAP to Pro Forma Adjusted OIBDA and Pro Forma Adjusted Capital Expenditures.

(D)
Adjusted capital expenditures exclude the impact of integration-related capital expenditures. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Operating Income and Capital Expenditures Under GAAP to Pro Forma Adjusted OIBDA and Pro Forma Adjusted Capital Expenditures.

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL OPERATING INFORMATION
(In thousands)

	THREE MONTHS ENDED				SIX MONTHS ENDED
			Increase				Increase
	June 30,	June 30,	(Decrease)		June 30,	June 30,	(Decrease)
	2014	2013	Amount	%	2014	2013	Amount	%
Business operating metrics:
Customer locations (A)
Enterprise (B)	212.5	206.5	6.0	3
Small business (C)	373.5	414.1	(40.6)	(10)
Total customer locations	586.0	620.6	(34.6)	(6)

Net customer location losses	12.0	7.9	4.1	52	34.6	30.0	4.6	15

Total business customers	368.0	401.2	(33.2)	(8)

Carrier special access circuits (D)	88.5	103.0	(14.5)	(14)

Consumer operating metrics:
Voice lines	1,670.3	1,783.3	(113.0)	(6)
High-speed Internet	1,153.8	1,194.5	(40.7)	(3)
Digital television customers	394.1	414.9	(20.8)	(5)
Total consumer connections	3,218.2	3,392.7	(174.5)	(5)

Net voice line losses	32.9	29.6	3.3	11	113.0	104.2	8.8	8
Net high-speed Internet losses	16.6	11.4	5.2	46	40.7	16.2	24.5	*

* Not meaningful
(A)	Business customer locations include each individual location to which we provide service and exclude carrier special access circuits.
(B)	Enterprise locations represent customer relationships that generate $750 or more in revenue per month.
(C)	Small business locations represent customer relationships that generate less than $750 in revenue per month.
(D)
Carrier special access circuits are dedicated circuits purchased by telecommunication carriers to transport traffic from wireless towers, between points on their network or from their network to a customer location.

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP
(In millions)

ASSETS			LIABILITIES AND SHAREHOLDERS' EQUITY

	June 30,	December 31,		June 30,	December 31,
	2014	2013		2014	2013
CURRENT ASSETS:			CURRENT LIABILITIES:

Cash and cash equivalents	$54.8	$48.2	Current maturities of long-term debt	$92.5	$85.0
Restricted cash	7.9	9.7	Current portion of interest rate swaps	30.1	30.0
Accounts receivable, net	630.9	635.3	Accounts payable	361.4	385.9
Inventories	64.5	67.7	Advance payments and customer deposits	220.9	223.5
Deferred income taxes	98.7	241.5	Accrued dividends	152.3	151.1
Prepaid income taxes	17.4	29.7	Accrued taxes	95.0	104.2
Prepaid expenses and other	156.8	152.7	Accrued interest	102.2	103.5
			Other current liabilities	350.9	362.4

Total current assets	1,031.0	1,184.8	Total current liabilities	1,405.3	1,445.6

Goodwill	4,331.4	4,331.4	Long-term debt	8,593.1	8,622.2
Other intangibles, net	1,889.4	2,020.1	Deferred income taxes	1,897.9	2,038.3
Net property, plant and equipment	5,540.7	5,702.6	Other liabilities	499.2	498.3
Other assets	193.2	205.7	Total liabilities	12,395.5	12,604.4

			SHAREHOLDERS' EQUITY:
			Common stock	0.1	0.1
			Additional paid-in capital	574.6	811.6
			Accumulated other comprehensive income	15.5	28.5
			Retained earnings	—	—
			Total shareholders' equity	590.2	840.2

			TOTAL LIABILITIES AND
TOTAL ASSETS	$12,985.7	$13,444.6	SHAREHOLDERS' EQUITY	$12,985.7	$13,444.6

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP
(In millions)
	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013
Cash Provided from Operations:
Net income	$14.0	$39.7	$30.0	$92.0
Adjustments to reconcile net income to net cash provided from operations:
Depreciation and amortization	344.0	332.4	682.9	661.9
Provision for doubtful accounts	10.7	16.9	23.0	33.0
Share-based compensation expense	14.0	10.4	27.7	22.8
Deferred income taxes	1.2	17.1	10.5	44.0
Unamortized net premium on retired debt	—	—	—	(38.7)
Amortization of unrealized losses on de-designated interest rate swaps	4.1	12.4	8.3	25.6
Plan curtailment and other, net	10.6	(0.2)	5.7	(22.8)
Changes in operating assets and liabilities, net:
Accounts receivable	(9.0)	(36.3)	(18.7)	(32.4)
Prepaid income taxes	6.8	3.4	12.4	0.1
Prepaid expenses and other	3.4	1.4	(16.7)	(24.2)
Accounts payable	7.3	35.4	(38.8)	(33.8)
Accrued interest	(68.3)	(31.6)	(2.3)	15.6
Accrued taxes	6.0	7.1	(9.2)	(1.0)
Other current liabilities	20.5	8.5	(11.9)	(23.1)
Other liabilities	(6.4)	3.2	(9.7)	(12.9)
Other, net	2.9	(11.8)	(11.6)	6.5
Net cash provided from operations	361.8	408.0	681.6	712.6
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(205.8)	(228.7)	(358.8)	(472.2)
Broadband network expansion funded by stimulus grants	(3.2)	(8.2)	(10.3)	(20.1)
Changes in restricted cash	2.7	3.8	1.8	11.4
Grant funds received for broadband stimulus projects	10.3	22.4	21.7	35.7
Grant funds received from Connect America Fund	—	—	26.0	—
Net cash used in investing activities	(196.0)	(210.7)	(319.6)	(445.2)
Cash Flows from Financing Activities:
Dividends paid to shareholders	(150.7)	(148.2)	(300.9)	(296.3)
Repayments of debt and swaps	(336.9)	(261.3)	(668.5)	(2,426.2)
Proceeds of debt issuances	310.0	240.0	635.0	2,435.0
Debt issuance costs	—	—	—	(19.6)
Payments under capital lease obligations	(4.3)	(4.2)	(12.1)	(8.2)
Other, net	0.9	0.3	(8.9)	(5.8)
Net cash used in financing activities	(181.0)	(173.4)	(355.4)	(321.1)
(Decrease) increase in cash and cash equivalents	(15.2)	23.9	6.6	(53.7)
Cash and Cash Equivalents:
Beginning of period	70.0	54.4	48.2	132.0
End of period	$54.8	$78.3	$54.8	$78.3

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED RECONCILIATION OF OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA (A)
ADJUSTED OIBDA AND PRO FORMA ADJUSTED CAPITAL EXPENDITURES (NON-GAAP)
(In millions)

		THREE MONTHS ENDED			SIX MONTHS ENDED
		June 30,	June 30,		June 30,	June 30,
		2014	2013		2014	2013

Operating income from continuing operations under GAAP		$167.2	$227.0		$335.0	$462.9
Pro forma adjustments:
Merger and integration costs	(B)	8.1	6.9	(B)	16.0	12.0
Pro forma operating income		175.3	233.9		351.0	474.9
Depreciation and amortization expense	(B)	344.0	332.2	(B)	682.9	661.5
Pro forma OIBDA		519.3	566.1		1,033.9	1,136.4
Other adjustments:
Pension expense	(B)	6.3	2.3	(B)	6.0	1.1
Restructuring charges	(B)	3.8	2.6	(B)	16.2	7.5
Share-based compensation	(B)	14.0	10.4	(B)	27.7	22.7
Pro forma adjusted OIBDA		$543.4	$581.4		$1,083.8	$1,167.7

Capital expenditures under GAAP		$205.8	$228.7		$358.8	$472.2
Pro forma adjustments:
Integration capital expenditures		—	8.2		—	17.8
Pro forma adjusted capital expenditures	(C)	$205.8	$220.5	(C)	$358.8	$454.4

(A)	Pro forma results adjust results of operations under GAAP to exclude merger and integration-related costs related to strategic transactions.
(B)	Represents applicable expense as reported under GAAP.
(C)	Pro forma adjusted capital expenditures exclude the impact of integration-related capital expenditures.

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
NOTES TO UNAUDITED RECONCILIATION OF OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA
ADJUSTED OIBDA AND PRO FORMA ADJUSTED CAPITAL EXPENDITURES

Windstream Holdings, Inc ("Windstream", "we", "us", "our") has disclosed in our Form 8-K furnished on August 7, 2014, that we have presented in this press release unaudited pro forma results, which excludes all merger and integration costs resulting from strategic transactions. In addition to pro forma adjustments, we have presented certain measures of our operating performance, excluding the impact of restructuring charges, pension expense (benefit) and share-based compensation. We have made certain reclassifications and revisions to prior periods to conform with the current year presentation.

Our purpose for excluding non-recurring items, restructuring charges, pension and share-based compensation is to improve the comparability of our results of operations for the three and six month periods ended June 30, 2014, to the same periods of 2013 in order to focus on the true earnings capacity associated with providing telecommunication services. Additionally, management believes that presenting pro forma measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of our current operations. We use pro forma results, including pro forma OIBDA, pro forma adjusted OIBDA, pro forma capital expenditures and adjusted free cash flow as key measures of the operational performance of our business. Our management, including our chief executive officer, the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

We claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward looking statements include, but are not limited to, statements about our expectation to maintain our current dividend practice at the current rate of dividend, expected levels of support from universal service funds or other government programs, expected rates of loss of voice lines or inter-carrier compensation, expected increases in business data connections, our expected ability to fund operations, expected required contributions to our pension plan, capital expenditures, cash income tax payments, and certain debt maturities from cash flows from operations, expected synergies and other benefits from completed acquisitions, expected effective federal income tax rates, the amounts expected to be received from the Rural Utilities Service to fund a portion of our broadband stimulus projects and the expected benefits of those projects and forecasted capital expenditure amounts. These and other forward-looking statements are based on estimates, projections, beliefs, and assumptions that we believe are reasonable but are not guarantees of future events and results. Actual future events and our results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others: further adverse changes in economic conditions in the markets served by us; the extent, timing and overall effects of competition in the communications business; the impact of new, emerging or competing technologies; for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which our services depend; the uncertainty regarding the implementation of the Federal Communications Commission's ("FCC") rules on intercarrier compensation adopted in 2011, the potential for the adoption of further rules by the FCC or Congress on intercarrier compensation and/or universal service reform proposals that result in a significant loss of revenue to us; unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses; risks related to the anticipated timing of the proposed separation, the expected tax treatment of the proposed transaction, the ability of each of Windstream (post-spin) and the new Real Estate Investment Trust to conduct and expand their respective businesses following the proposed spinoff; our ability to receive, or delays in obtaining, the regulatory approvals required to complete the spinoff; material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate; unfavorable results of litigation or intellectual property infringement claims asserted against us; our ability to continue to pay dividends, which may be affected by changes in our cash requirements, capital spending plan, cash tax payment obligations, or financial position, and which is subject to our capital allocation policy and may be changed at any time at the discretion of our board of directors; unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations; the risks associated with non-compliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end user revenue and government subsidies, or non-compliance by us, our partners, or our subcontractors with any terms of our government contracts; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; the effects of federal and state legislation, and rules and regulations governing the communications industry; continued loss of consumer voice lines and consumer high-speed Internet customers; the impact of equipment failure, natural disasters or terrorist acts; the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; and those additional factors under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2013, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect our future results included in our other filings with the Securities and Exchange Commission at www.sec.gov.